UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 28, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-52092 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, Mr. Zibing Pan resigned as Chief Financial Officer and director of the Company, effective March 1, 2011.

On February 28, 2011, the board of directors appointed Alice Lee Rogers as our new Chief Financial Officer. The appointment was effective March 1, 2011.   Ms. Rogers’ nomination and compensation have been approved by the Company’s Nominating Committee and Compensation Committee respectively.

Ms. Rogers is a Certified Public Accountant and member of American Institute of Certified Public Accountants and California Society of CPAs. Ms. Rogers has more than ten years of professional accounting and auditing experience with public accountant firms including recent experience with SEC audits and reviews of financial disclosures. Ms. Rogers is also the founder of Lee-Rogers & Company, Inc. and has been its President since 2007.  From June 2009 to May 2010, Ms. Rogers worked as vice president of finance for Dragon Acquisition Corporation. Prior to that Ms. Rogers worked as an account manager at Kabani & Company Inc., from February 2005 to June 2007, and as a senior accountant at Koo, Chow & Company LLP from June 2000 to December 2004. Ms. Rogers graduated with a BA in Business Administration from California State University, Northridge.

Ms. Rogers will serve as our Chief Financial Officer for a term of three years.  Ms. Rogers’ compensation as our Chief Financial Officer is set forth in an employment agreement between Ms. Rogers and the Company dated March 1, 2011.  Pursuant to the agreement, Ms. Rogers is to receive an annual salary of $100,000. Additionally, Ms. Rogers will be granted an option to purchase 30,000 shares of common stock of the Company each year for the first two years, and an option to purchase 40,000 shares of common stock of the Company for the third year, at an exercise price equivalent to the closing price per share of common stock on the date of employment, provided Ms. Rogers is still Chief Financial Officer of the Company or otherwise engaged by the Company at the time of exercise. The options shall vest in one-third installments over three years.

There is no family relationship between Ms. Rogers and any of our other officers and directors. Ms. Rogers is not a director of any company. Except for the employment agreement described below, Ms. Rogers has not had any transaction with us since the beginning of our last fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated March 1, 2011, between the Company and Alice Lee Rogers.
99.1	Press release, dated March 4, 2011, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 4, 2011
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President